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                                                                  EXHIBIT 10(B)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Experts" in the Prospectus in Post-Effective Amendment Number 41 to the Registration Statement (Form N-4, No. 2-38827) of John Hancock Variable Annuity Account U.

  We also consent to the inclusion of our reports dated February 10, 1999 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account U, and dated February 19, 1999 on financial statements included in the Annual Report of the John Hancock Mutual Life Insurance Company for the year ended December 31, 1998.

                                            /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP

Boston, Massachusetts
April 28, 1999